
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter World Currency Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      24,471,864
<SECURITIES>                                         0
<RECEIVABLES>                                   86,523
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              26,005,155<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                26,005,155<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             1,673,171<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,741,853
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                               (68,682)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (68,682)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (68,682)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $744,805 and net option premiums of $701,963.
<F2>Liabilities include redemptions payable of $611,041, accrued brokerage commissions of $22,068, accrued management fees of $64,840, accrued administrative expenses of $32,086 and accrued transaction fees and costs of $1,475.
<F3>Total revenues include realized trading revenue of $(591,347), net change in unrealized of $1,379,374 and interest income of $885,144.

